UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 22, 2010

Emerald Acquisition Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Cayman Islands	000-52133	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+86 (535) 729-6152
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Officer

On June 22, 2010, the Board of Directors of Emerald Acquisition Corp. (the “Company”) approved the termination of the employment agreement with Larry X. Chin as Chief Financial Officer of the Company with immediate effect.  Neither party shall have any further rights, duties nor obligations under the above employment agreement, except that the provisions of Section 9 shall survive the employment agreement and remain in full force and effect in accordance with its terms.

Appointment of Officer

On June 22, 2010, Adam Wasserman was appointed as the Company’s Chief Financial Officer to replace Mr. Chin.

Mr. Adam Wasserman, Chief Financial Officer

Adam Wasserman has been an integral member of executive management responsible for financial and accounting. He has a strong background in financial reporting, budgeting and planning, mergers and acquisitions, auditing, accounting, automated systems, banking relations and internal controls.  Mr. Wasserman has substantial experiences with SEC filings such as initial public offerings, 10-Ks and 10-Qs.  Mr. Wasserman has a strong background in serving companies located in China, and has been extensively involved in managing private-to-public projects and providing consulting services to public companies in China since 1999.

Mr. Wasserman has served as the Chief Financial Officer of Transax International Limited since May 2005 and Gold Horse International, Inc. since July 2007 to the present.  Mr. Wasserman also served as Chief Financial Officer for Lotus Pharmaceuticals, Inc. from October 2006 to April 2009, China Wind Systems, Inc. in 2007 and 2008, Genesis Pharmaceuticals Enterprises, Inc. from October 2001 until October 2007, and all under the terms of the consulting agreement with CFO Oncall, Inc.

From 1991 to 1999, he was Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida, where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From 1986 to 1991, he was employed by Deloitte & Touche, LLP. During his employment, his significant assignments included audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction, and recruiting.

Mr. Wasserman holds a Bachelor of Science from the State University of New York at Albany. He is a CPA (New York) and a member of The American Institute of Certified Public Accountants, is a director, treasurer and an executive board member of Gold Coast Venture Capital Association and is a director and audit committee member of China Direct Inc., a NASDAQ listed company, since January 2010.

Family Relationships

Mr. Wasserman does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

On June 22, 2010, Mr. Wasserman entered into an employment agreement (the “Employment Agreement”) with the Company for the appointment as the Chief Financial Officer of the Company for a term of one year which may be extended for additional terms by mutual agreement of the parties. Pursuant to the Employment Agreement, Mr. Wasserman will receive base salary of $60,000 per year, payable in equal monthly installments. Mr. Wasserman shall also be granted shares of the Company’s common stock in the amount of $6,000 (the “Compensation Shares”) payable on the first day of each quarter beginning November 1, 2010 (the “Share Payable Date”). The per share price of the Compensation Shares shall be the closing bid price of the Company’s ordinary shares on the date that is three (3) trading days prior to the Share Payable Date. From the second year of the employment term, the Board of Directors of the Company may increase the base salary and issue certain warrants to Mr. Wasserman based on the annual assessment of his performance. The Board of Directors approved the Employment Agreement on June 22, 2010.  The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated June 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerald Acquisition Corporation

By:	Zhide Jiang
Zhide Jiang President and Chief Executive Officer

Dated: June 29, 2010